Exhibit 10.16.4

[*] = CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NUMBER 4 TO THE

DEVELOPMENT AND SUPPLY AGREEMENT DATED DECEMBER 28, 2001

BETWEEN

ABBOTT LABORATORIES AND INTERMUNE, INC. (TARGANTA

THERAPEUTICS)

This Fourth Amendment, to the Development and Supply Agreement dated as of December 28, 2001, as amended by Amendment Number 1 dated April 26, 2002, Amendment Number 2 dated October 15, 2002, and Amendment Number 3 dated December 22, 2005 (the “Agreement”), is effective as of December 15, 2006 (“Amendment Effective Date”), between Abbott Laboratories, an Illinois corporation (“Abbott”), and Targanta Therapeutics Corporation, an Indianapolis, Indiana corporation (“Targanta”) as purchaser of all rights title and interest related to Oritavancin from InterMune, Inc., a Delaware corporation (“InterMune”). Any capitalized term used and not otherwise defined herein shall have the meaning set forth in the Agreement.

WHEREAS, the parties desire to amend the Agreement to revise certain provisions relating to the forecasts for the Product and/or Bulk Drug Substance;

WHEREAS, InterMune sold to Targanta and Targanta purchased from InterMune all rights, title and interest in Oritavancin, including, without limitation, the contractual rights and obligations contained in the Agreement and this Agreement was automatically assigned to Targanta in accordance with Section 15 of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Amendment. Abbott and Targanta hereby amend the Agreement as follows:

A.	All reference to InterMune or InterMune, Inc. shall be deleted and replaced with Targanta Therapeutics (“Targanta”), as applicable (excluding the reference to InterMune contained in Section 5.1 and 6.2 hereof) and Targanta agrees to be bound by and assume all rights, obligations and liabilities as set forth in the Agreement and all references to “party” or “parties” shall refer to Abbott, Targanta and/or both, as may be applicable.

B.	Exhibit C of the Agreement shall be modified to include a Stage 4 development program for [*] and manufacture of three cGMP batches of Bulk Drug Substance (“Stage 4 Project”).

1.	The Stage 4 Project attached hereto as Attachment 1 shall be added to Exhibit C of the Agreement.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

C.	Section 5.1 of the Agreement shall be deleted in its entirety and replaced with the following:

Research and Development Fee. The parties acknowledge and agree that Abbott has been paid in full for its participation in the Project for Stages 1 – 3 of the Project. The parties further agree that to reimburse Abbott for its participation in the Stage 4 Project, Targanta shall pay Abbott a [*] research and development fee [*] (the “Fee”). The Fee shall be paid on a [*] basis as broken down in the Payment Schedule Forecast set forth in Exhibit C and is mutually exclusive and in addition to the research and development fee already paid by InterMune for the completion of Stages 1, 2, and 3. Invoices shall be sent to Targanta on a [*] basis and payment for the applicable Fee for that period shall be made within [*] of receipt of each applicable invoice. If milestones in the Stage 4 Project are reached earlier than forecasted, the Stage 4 Project will move to the next area of focus with a commensurate reduction in the forecasted fees, if applicable, and any such adjusted fee shall be set forth in writing.

D.	Section 6.2 of the Agreement shall be deleted and replaced with the following:

Validation Supplies. Abbott has provided to InterMune validation supplies consisting of [*] of Bulk Drug Substance. As a component of the development activities described in the Stage 4 Project set forth in Exhibit C, Abbott shall supply to Targanta [*] of Bulk Drug Substance for clinical, regulatory, and/or commercial use. The [*] shall target [*] of Bulk Drug Substance and incorporate [*] defined in the Stage 4 Project.

E.	Section 8.3(b) of the Agreement shall be deleted and replaced with the following:

Quality Assurance. Within [*] following the signing of this amendment, representatives of the parties’ Quality Assurance departments shall meet to develop and approve a quality agreement (“Quality Agreement”) outlining the responsibilities and key contacts for quality and compliance related issues. Items to be included in the Quality Agreement include, but are not limited to, recalls, annual product reviews, returned goods, regulatory audits, compliance with cGMP, and compliance with such other quality related concerns deemed appropriate.

F.	Section 8.5(b) (Abbott Bank Information only) of the Agreement shall be deleted and replaced with the following: Account Name:

Account Name:	[*]
Account Number:	[*]
Bank:	[*]
ABA Number: [*]	[*]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

G.	Section 8.6 of the Agreement is modified to add the following information to the end of the paragraph:

The parties acknowledge and agree that equipment modifications are necessary for the Stage 4 Project and for continued commercial production of Bulk Drug Substance thereafter. The parties acknowledge that equipment modifications are estimated to be approximately [*], but are subject to change, and shall be billed by Abbott to Targanta at Abbott’s cost, as the aforementioned equipment modifications occur. Notwithstanding the foregoing, in the event the equipment modifications are anticipated to [*] (the “Maximum Equipment Fee”), Abbott shall obtain Targanta’s prior written approval of the costs in excess of the Maximum Equipment Fee before commencing such equipment modifications.

H.	Section 12.3 of the Agreement is deleted in its entirety.

I.	Section 12.7(a) is modified to read as follows:

Upon expiration or termination of this Agreement for any reason by Targanta, upon Targanta’s request, Abbott will reasonably assist Targanta with the technology transfer of the manufacturing process associated with Bulk Drug Substance to Targanta or its designee, and Targanta [*].

J.	Section 12.7(b) is modified to read as follows:

Upon termination of this Agreement for any reason by Abbott (excluding for Targanta’s uncured breach), upon Targanta’s request, Abbott will reasonably assist Targanta with the technology transfer of the manufacturing process associated with Bulk Drug Substance to Targanta or its designee, and Abbott [*].

K.	Add Section 12.7(c) to the agreement to read as follows:

Upon expiration or termination of this Agreement by Abbott for Targanta’s uncured breach of this Agreement, upon Targanta’s request and upon Targanta’s payment of (i) any payments due to Abbott for services rendered or Bulk Drug Substance provided under the Agreement prior to termination and (ii) Abbott’s reasonable costs and expenses for Abbott’s assistance of Targanta with the technology transfer of the manufacturing process associated with Bulk Drug Substance to Targanta or its designee, Abbott will reasonably assist Targanta with such technology transfer.

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

L.	Section 16 is modified to update the contact information as follows:

If to Abbott:	Abbott Laboratories President Globe Pharmaceutical Manufacturing Department 390, Building A1 1401 Sheridan Road North Chicago, IL 60064-4000 Facsimile: 847-938-2315

with copy to:

Abbott Laboratories

100 Abbott Park Road

Building AP6A-2, Dept. 323

Abbott Park, Illinois 60064-6011

Attn: Associate General Counsel, Pharmaceutical

Product Group Legal Operations

Facsimile: 847-938-1342

If to Targanta:	Targanta Therapeutics Vice President, Operations and Manufacturing 225 South East Street, Suite 390 Indianapolis, IN 46202 Facsimile: 317-536-7737

2.	Miscellaneous.

A.	All terms and conditions set forth in the Agreement that are not amended hereby shall remain in full force and effect.

B.	This Amendment shall be governed by and construed in accordance with the substantive law of the State of New York, without regard to the conflicts of law provisions thereof, and any dispute arising out of or in connection with this Amendment shall be governed by the alternative dispute resolution provisions set forth in Exhibit E of the Agreement.

C.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.

D.	Any term of this Amendment may be amended with the written consent of both parties.

E.	This Amendment is the product of both of the parties hereto, and together with the Agreement constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the transactions contemplated herein.

F.	From the date hereof, any reference to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Amendment as of the Amendment Effective Date.

TARGANTA CORPORATION		ABBOTT LABORATORIES

Signature:	/s/ PIERRE ETIENNE	Signature:	/s/ MIKE L. MCGIBBON
Name:	Pierre Etienne, M.D.	Name:	Mike L. McGibbon
Title:	Chief Development Officer	Title:	G.M., Commercial Ops.

Attachment 1

Exhibit C - Stage 4

STAGE 4 ORITAVANCIN [*]

ASM FREE, PROCESS DEMONSTRATION &

COMMERCIAL MANUFACTURING

CONFIDENTIAL

No use or disclosure outside Abbott is permitted without prior written authorization from Abbott.

Stage 4 Project

Step 1	[*]

Step 2	Nucleus Demonstration at Commercial Scale

Step 3	Commercial Scale Validation Manufacturing

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C - Stage 4

TARGANTA DEVELOPMENT PROPOSAL

[*]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.